                                                                   EXHIBIT 10.13


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter "this Agreement") is made as of the 19th day of April, 2000 by and between Better Minerals & Aggregates Company, a Delaware corporation, with offices at Route 522 North, P.O. Box 187, Berkeley Springs, West Virginia 25411, (hereinafter "the Company") and Roy D. Reeves, an individual residing at 304 Lake Circle Drive, Greenville, South Carolina 29602, (hereinafter "the Executive").

     WHEREAS, the Company and its wholly owned subsidiary Stone Materials Company, L.L.C. ("Stone Materials"), are engaged in the business of mining, processing and marketing aggregates and of producing and marketing hot mixed asphalt and whereas, the Company is also involved in the business of mining, processing and marketing industrial minerals, including silica, through its wholly owned subsidiary, U.S. Silica Company, (collectively, "the Business");

     WHEREAS, the Executive possesses certain qualifications and skills that will enable him to perform the duties outlined below;

     WHEREAS, the Company desires to employ the Executive as the President and Chief Operating Officer of Stone Materials and the Executive desires to be so employed by the Company, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and the Executive hereby agree as follows:

     1.  Employment.  The Company hereby agrees to employ the Executive, and the
         ----------
Executive hereby agrees to serve, as President and Chief Operating Officer of Stone Materials. The Executive agrees to perform such duties and services customary to such office as shall from time to time be assigned to him by the Company's Chief Executive Officer or its Board of Directors. Specifically, such duties and services shall include managing Stone Material's budgeting process, its employee compensation structure and all aspects of its business operations. The Executive further agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company.

     2.  Term of Employment.
         ------------------

         (a)  The Executive's employment hereunder shall be for a term of three
(3) years commencing on April 1, 2000 (the "Effective Date") and ending on March 31, 2003 (the "Expiration Date"), unless terminated earlier pursuant to Paragraph 4 of this Agreement (the "Term of Employment"). Beginning on each anniversary of the Effective Date, (each, an "Anniversary Date"), this Agreement shall automatically be renewed and the Term of Employment extended for an additional term of one (1) year, unless such renewal is objected to by either the Company or the Executive upon written notice delivered not less than ninety
(90) days prior to an Anniversary Date. The last day of each such extension shall become the new Expiration Date.

         (b) Notwithstanding the foregoing, if a "Change of Control" occurs, the Term of Employment shall be reduced to eighteen (18) months commencing on the date such Change of Control becomes effective. The last day of such reduced term shall become the new Expiration Date. "Change in Control" shall mean: (i) the acquisition by any person (as defined in Section 13(d)(2) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; or (ii) the approval of the stockholders of the Company of (A) a plan of complete liquidation of the Company; (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other organization, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least seventy-five (75) percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

     3.  Compensation and Other Related Matters.
         --------------------------------------

         (a)  Salary.  As compensation for services rendered hereunder, the
              ------
Executive shall receive an annual salary of four hundred thousand dollars ($400,000.00) (the "Annual Salary"), which salary shall be paid in accordance with the Company's then prevailing payroll practices. This salary shall be reviewed annually by the Compensation Committee of the Company's Board of Directors.

         (b)  Signing Bonus.  Concurrently with the execution of this Agreement,
              -------------
the Company shall pay the Executive a signing bonus equal to one hundred thousand dollars ($100,000.00), net of any applicable tax withholdings.

         (c)  Bonus.  During the Term of Employment, the Executive shall receive
              -----
an annual bonus in an amount equal to fifty (50) percent of the Annual Salary upon achievement of the Company's targets as approved from time to time by the Board of Directors (the "Bonus Targets"), payable in accordance with, and subject to the terms and conditions of, the Company's Annual Bonus Incentive Program ("ABIP"), as such plan may exist from time to time, (the "Annual Bonus"). Pursuant to the ABIP as in existence on the date hereof, a portion of the Annual Bonus is payable beginning at the achievement of ninety (90) percent of the Company's budget objectives and amounts in excess of fifty (50) percent of the Annual Salary are payable in the event of achievement of in excess of one hundred (100) percent of the Company's budget objectives. The Company agrees, however, that under the terms of the ABIP, the percentage of Annual Salary that the Executive is eligible to receive as an Annual Bonus upon attaining the Bonus Targets shall not be less than fifty (50) percent of such salary. For fiscal year 2000, the Executive's bonus shall be calculated and paid as if the Company has employed the Executive as of January 1, 2000.

         (d)  Benefits.  During the Term of Employment, the Executive shall be
              --------
entitled to participate in the fringe benefits, perquisites and other benefits of employment listed on Exhibit A to this Agreement that the Company currently provides to other senior executives of the Company having rank similar to that of Executive, as such benefits may exist from time to time, except the Executive shall not receive the 401(k) Retirement Contribution described in Exhibit A. In addition, if the Company sponsors additional fringe benefits, perquisites or other benefits of employment, the Executive shall be entitled to participate in such additional benefits to the same extent as other senior executives of the Company having rank similar to that of the Executive.

     (e)  Retirement.  The Company acknowledges that: (i) the Executive is
          ----------
currently a participant in a defined benefit plan sponsored by his former employer (the "Defined Benefit Plan"); (ii) the Executive has vested in certain benefits under the Defined Benefit Plan; and (iii) the Executive would continue to vest in such benefits if he remained employed by his former employer. Therefore, the Company agrees to create a supplemental retirement plan in which the Executive shall be entitled to participate. The benefits payable to the Executive under such plan as of the Expiration Date, shall, when combined with his vested benefits payable under the Defined Benefit Plan, equal or exceed the benefits the Executive would have received under the Defined Benefit Plan had he remained employed with his former employer until the Expiration Date. The Company agrees to create the supplemental retirement plan in a manner designed not to cause the Executive to incur any tax liability for the Executive as a result of such creation.

     (f)  Stock Incentives.  (i) Concurrently with the execution of this
          ----------------
Agreement, the Executive shall purchase from USS Holdings, Inc. ("USS Holdings") twenty-five thousand (25,000) shares of USS Holdings' Class C Common Stock at a price of one cent ($.01) per share. In connection with such purchase, the Executive agrees to execute a Manager Repurchase Agreement in the form attached hereto as Exhibit B. The Executive acknowledges and agrees that such shares shall be subject to the Manager Repurchase Agreement. In the event the Executive makes an election under (S)83(b) of the Internal Revenue Code in connection with such purchase (the "Election"), the Company agrees to pay the Executive an amount sufficient to pay any tax liability the Executive incurs as a result of the Election, regardless when such liability arises as a result of the Election. In the event the Internal Revenue Service, or any other federal, state or local taxing authority, challenges the Election, the Company, while assuming all responsibility for any tax liability, shall have the right to advocate, negotiate or otherwise communicate with such taxing authority concerning the Executive's tax liability and the Executive agrees that he shall not take any position contrary to the Company in such communications. In addition, in the event any taxing authority challenges the Election in connection with an IRR Event (as that term is defined in the USS Holdings' Stockholders Agreement), the Company's obligation to reimburse the Executive for any increased income tax liability arising from the Election shall be reduced by any corresponding decrease in the Executive's capital gain liability. (ii) Concurrently with the execution of this Agreement, the Executive shall purchase from USS Holdings twenty-five thousand (25,000) shares of USS Holdings' Class A Common Stock at a price of thirty-nine dollars and ninety cents ($39.90) per share. The Company agrees to reimburse the Executive the cost of such purchase and further agrees to increase such reimbursement by an amount sufficient to compensate the Executive for any taxes incurred by him because of such reimbursement, payable on or before the date on which the Executive is obligated to file tax returns for the year in which he incurred the tax obligation. (iii) Concurrently with the execution of this Agreement, the Executive shall purchase two thousand five hundred (2,500) shares of USS Holdings' Class A Common Stock at a price of thirty-nine dollars and ninety cents ($39.90) per share. The Executive may borrow up to fifty (50) percent of such purchase price from USS Holdings by signing a Promissory Note in the form attached hereto as Exhibit C. (iv) In connection with the stock purchases described in this Paragraph, the Executive shall become a party to USS Holdings' Stockholders Agreement (the

"Stockholders Agreement") and its Registration Rights Agreement (both of which the Company previously provided to the Executive) as a Manager Stockholder as that term is defined in the Stockholders Agreement, by executing an Agreement of Commitment in the form attached hereto as Exhibit D. (v) With respect to each stock purchase described in this Paragraph 3(f), the Company and the Executive agree to use their best efforts to minimize the Executive's tax liability and agree to cooperate in order to do so, whether or not such stock purchase is subject to reimbursement. The Company shall be entitled to offset against any amounts owed to the Executive pursuant to this Paragraph 3(f) any withholding tax the Company is required to pay in connection with any reimbursement payment that is deemed additional compensation to the Executive.

     (g)  Expenses.   The Company shall reimburse the Executive for all
          --------
reasonable out-of-pocket expenses actually incurred by him in the furtherance of his duties under this Agreement. Such expenses shall be reimbursed upon submission to the Company of invoices containing original receipts for all such expenditures, and upon review by the Company with respect to the reasonable nature thereof. In addition, the Company will reimburse the Executive for the costs associated with attending conferences and seminars that are beneficial to both the Company and the Executive and for the costs associated with maintaining or acquiring any reasonably necessary certifications or licenses.

     (h)  Relocation.  The Executive acknowledges and agrees that the Company
          ----------
shall not reimburse him for the costs incurred by him in connection with his relocation to Berkeley Springs, West Virginia or its surrounding environs from Raleigh, North Carolina.

4.  Termination.

     (a)  Disability. If, as a result of the incapacity of the Executive due to
          ----------
physical or mental illness, the Executive is unable to perform substantially and continuously the duties assigned to him hereunder, with or without a reasonable accommodation, for a period of one hundred eighty (180) days, whether or not consecutive, out of any twelve (12) consecutive months during the Term of Employment, the Company may terminate his employment for "Disability" upon thirty (30) days prior written notice to the Executive.

     (b)  Death.  The Executive's employment shall terminate immediately
          -----
upon the Executive's death.

     (c)  Cause.  The Company shall be entitled to terminate the Executive's
          -----
employment for "Cause." Termination of the Executive's employment by the Company for "Cause" shall mean: (i) the commission by the Executive of any felony; (ii) the commission by the Executive of any other act that is a breach of his fiduciary duty of loyalty to the Company; or (iii) the repeated failure of the Executive to otherwise perform his duties to the Company as determined in good faith by the Company's Board of Directors, unless the Executive cures such failures within ten (10) days after the Executive receives from the Board of Directors written notice of such failures.

          (d) Termination Without Cause.  The Company shall have the right to
              -------------------------
terminate the Executive's employment without cause at any time upon thirty (30) days prior written notice.

          (e) Good Reason.  The Executive shall have the right to resign his
              -----------
employment for "Good Reason" upon thirty (30) days prior written notice. "Good Reason" shall mean, without the Executive's consent: (i) the Executive's duties or level of responsibility are materially reduced; (ii) the Executive's level of compensation is reduced unless substantially all of the Company's other employees of similar rank and responsibility undergo similar reductions in compensation; or (iii) the Executives' place of employment is relocated to a location more than seventy-five (75) miles from his present place of employment.

          (f) Change in Control.  The Company shall have the right to terminate
              -----------------
the Executive's employment within sixty (60) days following a "Change in Control", as that term is defined in Paragraph 2(b) of this Agreement, upon thirty (30) days prior written notice.

     5.  Compensation Upon Termination or During Disability.
         --------------------------------------------------

          (a) Disability.  During any period that the Executive fails to perform
              ----------
his full-time duties with the Company as a result of incapacity due to physical or mental illness (the "Disability Period"), the Executive shall continue to receive his Annual Salary at the rate set forth in Paragraph 3(a) of this Agreement, less any compensation payable to the Executive under the applicable disability insurance plan of the Company during such period, until this Agreement is terminated pursuant to Paragraph 4(a) hereof. For a period of six
(6) months following the termination of the Executive's employment for Disability, the Company shall continue to pay the Executive his Annual Salary and the Executive shall continue to participate in the Company's employee benefit plans on the same terms and conditions under which he participated in such plans prior to the termination of his employment. Following such period, the Executive's benefits shall be determined under the Company's insurance and other compensation programs then in effect in accordance with the terms of such programs and the Company shall have no further obligation to him under this Agreement.

          (b) Death.  In the event of the Executive's death, the Executive's
              -----
beneficiary shall be entitled to receive the Executive's Annual Salary at the rate set forth in Paragraph 3(a) of this Agreement until the date of his death. For a period of six (6) months following the Executive's death, the Executive's immediate family shall continue to participate in the Company's employee benefit plans on the same terms and conditions under which they participated in such plans prior to the Executive's death. Thereafter, the Company shall have no further obligation to him or his beneficiary under this Agreement.

          (c) Cause.  If the Executive's employment shall be terminated by the
              -----
Company for "Cause" as defined in Paragraph 4(c) of this Agreement, the Company shall continue to pay the Executive his Annual Salary at the rate set forth in Paragraph 3(a) of this Agreement through the date of termination of the Executive's employment. Thereafter, the Company shall have no further obligation to him under this Agreement.

         (d)  Termination Without Cause.  If the Company terminates the
              -------------------------
Executive's employment with the Company without Cause pursuant to Paragraph 4(d) of this Agreement, the Company shall pay the Executive the product of (i) the Annual Salary at the rate in effect at the date of such termination plus the Annual Bonus for the year in which the Executive is terminated, such bonus amount to be calculated assuming that the Executive would have achieved one hundred (100) percent of the Bonus Targets; and (ii) the remaining Term of Employment. Thereafter, the Company shall have no further obligation to Employee under this Agreement.

         (e)  Resignation for Good Reason.  If the Executive resigns his
              ---------------------------
employment with the Company for Good Reason pursuant to Paragraph 4(e) of this Agreement, the Company shall pay the Executive the product of (i) the Annual Salary at the rate in effect at the date of such resignation plus the Annual Bonus for the year in which the Executive is terminated, such bonus amount to be calculated assuming that the Executive would have achieved one hundred (100) percent of the Bonus Targets; and (ii) the remaining Term of Employment. Thereafter, the Company shall have no further obligation to Employee under this Agreement.

         (f)  Termination Following Change of Control.  If the Company
              ---------------------------------------
terminates the Executive's employment with the Company following a Change in Control pursuant to Paragraph 4(f) of this Agreement, the Company shall pay the Executive the product of (i) the Annual Salary at the rate in effect at the date of such termination plus the Annual Bonus for the year in which the Executive is terminated, such bonus amount to be calculated assuming that the Executive would have achieved one hundred (100) percent of the Bonus Targets; and (ii) the remaining Term of Employment. Thereafter, the Company shall have no further obligation to Employee under this Agreement.

     6.  Confidentiality.
         ---------------

         (a) The Executive acknowledges that:

             (i) the Business in which the Company is engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain/all of the Company's plans for creation, acquisition or disposition of products or publications, expansion plans, financial status and plans, products, manufacturing processes and methods, improvements, formulas, designs or styles, method of distribution, customer lists, product development plans, rules and regulations, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company's business (collectively, "Confidential Information");

             (ii) the direct or indirect disclosure of any Confidential Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company's Business;

             (iii) by his training, experience and expertise, the Executive's services to the Company will be special and unique; and

             (iv) if the Executive leaves the Company's employ to work for a competitive business in any capacity, it would cause the Company irreparable harm.

         (b) Covenant Against Disclosure.  The Executive therefore covenants
             ---------------------------
and agrees that all Confidential Information relating to the business, products and services of the Company, any subsidiary, affiliate or customer shall be and remain the sole property of the Company, free of any rights of the Executive. The Executive further agrees not to make any use of any Confidential Information except in the performance of his duties hereunder and not to disclose any Confidential Information to third parties, without the prior written consent of the Company.

         (c) Return of Company Documents.  The Executive agrees that, upon
             ---------------------------
termination of his employment for any reason, all Confidential Information in his possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) will immediately be returned to the Company and will not be retained by the Executive or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic or magnetic data, verbal communication or any other means of communication.

         (d) Non-competition.  The Executive agrees that through the Expiration
             ---------------
Date, whether the Executive remains employed with the Company for such period, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, executive, partner, director, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with the Business of the Company or any of its subsidiaries or affiliates, within the United States of America, or within any area in which the Company conducts its Business on the date the Executive's employment terminates under this Agreement. Notwithstanding the foregoing, the Executive's ownership of securities of a public company engaged in competition with the Company not in excess of five (5) percent of any class of such securities shall not be considered a breach of the covenants set forth in this Paragraph 6.

         (e) Further Covenant.  The Executive agrees that through the
             ----------------
Expiration Date, whether the Executive remains employed with the Company for such period, the Executive will not, directly or indirectly, take any of the following actions, and, to the extent that the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company or any of its subsidiaries or affiliates during the period of the Executive's employment, the Executive will use his best efforts to ensure that such business does not take any of the following actions:

             (i) persuade or attempt to persuade any customer of the Company to cease doing business with the Company or any of its subsidiaries or affiliates, or to reduce the amount of business it does with the Company or any of its subsidiaries or affiliates;

             (ii) solicit for himself or any entity the business of any customer of the Company or any of its subsidiaries or affiliates that was a customer of the Company within six months prior to the termination of the Executive's employment; or

             (iii) persuade or attempt to persuade any present employee of the Company or any of its subsidiaries or affiliates or any individual who was its employee of the Company or any of its subsidiaries or affiliates during the two
(2) years prior to the Executive's termination of employment, to leave the employ of the Company or any of its subsidiaries or affiliates.

     7.   Intellectual Property.  The Executive hereby agrees that any and all
          ---------------------
improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise) during the Term of Employment, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company or any of its subsidiaries or affiliates, shall be promptly and fully disclosed by the Executive to the Board of Directors and shall be the Company's exclusive property as against the Executive. On the Company's demand, the Executive shall promptly deliver to the Company all papers, drawings, models, data (including all electronically or magnetically stored data), software, source code and other material relating to any invention made, developed or created by him as aforesaid.

     The Executive shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such inventions as are to be in the Company's exclusive property as against the Executive under this Paragraph 7 or to vest in the Company title to such inventions as against the Executive, the expense of securing any such patent or copyright, to be borne by the Company.

     8.   Disputes.  In the event of any dispute between the parties hereto
          --------
arising out of or relating to this Agreement or the employment relationship, including, without limitation, any claims of discrimination, between the Company and the Executive (except any dispute arising out of Paragraphs 6 and 7 as set forth below), such dispute shall be settled by arbitration in Washington, D.C. in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     Notwithstanding anything herein to the contrary, a breach by the Executive of his obligations under Paragraph 6 or 7 of this Agreement would cause the Company irreparable harm and no adequate remedy at law would be available in respect thereof. Accordingly, if any dispute arises between the parties under Paragraphs 6 or 7, the Company shall not be required to arbitrate such dispute or claim but shall have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such dispute or claim and shall be entitled to relief enjoining such acts without the need to post a bond. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceeding hereunder. Moreover, the Executive consents to the jurisdiction of the United States District Court for the District of Columbia for this purpose.

     9.   Miscellaneous.
          -------------

          (a) Successors; Binding Agreement.  This Agreement and the obligations
              -----------------------------
of the Company hereunder and all rights of the Executive hereunder shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that the duties of the Executive hereunder are personal to the Executive and may not be delegated or assigned by him. The Executive specifically agrees that the Company may assign this Agreement to any successor, provided that such successor agrees to assume the terms and conditions of this Agreement.

          (b) Notice.  All notices of termination and other communications
              ------
provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

          If to the Company:

          Better Minerals & Aggregates Company
          Route 522 North
          P.O. Box 187
          Berkeley Springs, West Virginia 25411
          Attn:  Richard E. Goodell, President and Chief Executive Officer

          With a Copy to:

          D. George Harris & Associates, L.L.C.
          399 Park Avenue, 32nd Floor
          New York, New York 10022
          Attn:  Donald G. Kilpatrick

          If to the Executive:

          Roy D. Reeves
          304 Circle Drive
          Greenville, South Carolina 29602

or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt.

          (c)   Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of West Virginia without regard to the conflict of law rules thereof.

          (d)   Waivers.  The waiver of either party hereto of any right
                -------
hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (e)  Validity.  The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope or activity, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

          (f)  Survival.  The parties agree that the obligation and rights set
               --------
forth in Paragraphs 6, 7 and 8 shall survive the termination of this Agreement for any reason.

          (g)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (h)  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, Executive or representative of either party in respect of said subject matter.

          (i)  Headings Descriptive.  The headings of the several paragraphs of
               --------------------
this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

          (j)  Capacity.  The Executive represents and warrants that he is not a
               --------
party to any agreement that would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

                           [signature page follows]

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.



BETTER MINERALS & AGGREGATES COMPANY


     /s/ Richard E. Goodell
By:  _______________________________________
     Richard E. Goodell
     President and Chief Executive Officer



ROY D. REEVES


/s/ Roy D. Reeves
_________________________________________

                                   EXHIBIT A
                                   ---------

                    Better Minerals & Aggregates Co. (BMAC)
                                And U.S. Silica

                           SALARIED BENEFITS DETAIL


Company-provided Life insurance:    2 times your annual salary
                                    Capped at $300,000

Optional Life insurance             During the Term of Employment, the Company
                                    will reimburse the Executive up to $8,250 per year for the cost of a $2,000,000 20-year term life insurance policy.

Company-provided AD&D insurance     2 times your annual salary
                                    Capped at $300,000

Optional AD&D insurance             You can purchase up to the cap of $300,000
                                    You can purchase Employee Only or Employee
                                    Plus Family Employee Only Cost = $.36 per
                                    $10,000 Employee + Family Cost = $.55 per
                                    $10,000

Dependent Life Insurance            You can purchase optional Spouse Life =
                                    $4,000 Each Child = $1,000 under the age of
                                    19 Cost = $1.23 monthly

Long Term Disability                You can purchase Long Term Disability This
                                    benefit pays 60% of your income after you are off from work for 6 months. Maximum
                                    Benefit = $10,000 monthly Approximate Cost =
                                    $60 monthly

Health Care                         Employee Only: $38.25 monthly Employee Plus
                                    One: $92.65 monthly Employee Plus Two or
                                    More: $127.50 mo. Pre-tax contributions
                                    Eligible on the first day of the month
                                    following hire date

Salaried Benefits continued
Page 2


401(k)                              Eligible on the first day of the month
                                    following hire date

                                     Employee contributes pre-tax or after-tax up to 15% of salary 2000 Pre-tax Cap = $10,500 2000 Annual Cap = $30,000

                                     Match = $.25 per $1.00 up to 8% of salary
                                     Vesting = 5 year schedule 2000 Cap = $3400

[Because the Executive will participate in the supplemental retirement plan described in Paragraph 3(e) of this Agreement, the Executive shall not receive the 401(k) Retirement Contribution described below]

401(k) Retirement Contribution       Company pays 4% monthly to 401(k) 2000 Cap
                                     = $6800 Vesting = 1 year schedule

                                     Profit Sharing = $0.00 to $0.75 per $1.00 paid annually based on company profitability and the employee's contribution up to 8%

                                     Executive Deferred Comp Plan - Allows you to collect match, profit sharing and 4% based on entire salary - not capped at the 2000 max of $170,000. Non-qualified plan.

                                   Exhibit B
                                   ---------

     MANAGER REPURCHASE AGREEMENT dated as of __________, 2000, between USS HOLDINGS, INC., a Delaware corporation (the "Corporation") and Roy D. Reeves (the "Restricted Manager Stockholder").

     In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

     1.  Definitions; Rules of Construction.
         ----------------------------------

     (a) Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Stockholders Agreement.

     (b) The following capitalized terms have the meanings ascribed to them below:

     "Class A Share" means one share of Class A Common Stock of the Corporation.
      -------------

     "Corporation" has the meaning ascribed to it in the Preamble.
      -----------

     "Fair Market Value" for any Marketable Securities shall mean the average of
      -----------------
the closing prices of sales of Marketable Securities on all national domestic exchanges on the date in question, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day on such exchange or, if such Marketable Securities are not listed on any national domestic exchange, the average of the high and low bid prices on such day as quoted in the NASDAQ system, in each case averaged over a period of 20 consecutive business days prior to the date as of which "Fair Market Value" is being determined.

     "Fair Value" means, with respect to any Non-Cash Proceeds, the value of
      ----------
such Non-Cash Proceeds, as determined jointly by the Majority of the Institutional Stockholders and the Majority of the DGHA Stockholders. If such parties are unable to reach agreement within 30 days, such Fair Value shall be determined by an independent nationally recognized investment bank experienced in valuing companies or assets jointly selected by the Majority of the Institutional Stockholders and the Majority of the DGHA Stockholders. If the parties cannot agree on the selection of an investment bank, within 30 days, the investment bank will be selected by an independent arbitrator appointed in accordance with the rules of the American Arbitration Association. The determination of such investment bank shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such investment bank.

     "Initial Public Offering" means the initial Public Offering of equity
      -----------------------
securities of the Corporation.

     "Marketable Securities" means securities which (i) are listed for trading
      ---------------------
on a national domestic securities exchange or quoted in the NASDAQ system, (ii) may be sold free from restrictions under the Securities Act or otherwise and
                                                                         ---
(iii) are not subject to forfeiture or return by the holder thereof, provided that no securities will be Marketable Securities unless securities of the same class with a Fair Market Value of at least $10 million are held by Persons other than Affiliates of the issuer of such securities.

     "Measurement Date" means October 14, 1998.
      ----------------

     "Non-Cash Proceeds" means any property, notes, stock or other securities
      -----------------
other than cash and Marketable Securities.

     "Stockholders Agreement" means the Amended and Restated Stockholders
      ----------------------
Agreement as of October 6, 1998 between the Corporation and the parties named therein as amended or modified from time to time.

     (c) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement.

     (d) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

     (e) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

     (f) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     2.          Sale of Manager Restricted Shares; Corporation Obligation to
                 ------------------------------------------------------------
Purchase Manager Restricted Shares; Dividends on Manager Restricted Shares.
--------------------------------------------------------------------------
     (a) The Corporation hereby agrees to sell to the Restricted Manager Stockholder and the Restricted Manager Stockholder hereby agrees to purchase from the Corporation 25,000 Manager Restricted Shares at a purchase price of $0.01 per share.

     (b) Notwithstanding subparagraphs 2(c) and (d) below, if, upon the consummation of an IRR Event, the Fair Value of a Class A Share is less than $59.85, then the Corporation shall purchase from the Manager Stockholders hereunder and under the other Manager Repurchase Agreements, and from the DGHA Stockholders under the DGHA Repurchase Agreement, all of the Manager Restricted Shares and DGHA Restricted Shares, if any.

     (c) If, upon the consummation of an IRR Event, the IRR realized on a Class A Share is less than 25%, then the Corporation shall purchase from the Manager Stockholders hereunder and under the other Manager Repurchase Agreements, and from the DGHA Stockholders under the DGHA Repurchase Agreement, that number of Manager Restricted Shares and DGHA Restricted Shares, if any (purchased from the holders thereof pro rata based upon the number of such shares held) as shall be required to cause the IRR on a Class A Share deemed to have been purchased on the Measurement Date at $39.90 and held through the date of such IRR Event to equal 25%.

     (d) If, upon the consummation of an IRR Event, the IRR realized on a Class A Share is less than 30% but greater than 25%, then the Corporation shall purchase from the Manager Stockholders hereunder and under the other Manager Repurchase Agreements, and from the DGHA Stockholders under the DGHA Repurchase Agreement, that number of Manager Restricted Shares and DGHA Restricted Shares, if any (purchased from the holders thereof pro rata based upon the number of such shares held), up to a maximum of 50% of the aggregate number of Manager Restricted Shares and DGHA Restricted Shares outstanding on the date of the consummation of an IRR Event, as shall be required to cause the IRR on a Class A Share deemed to have been purchased on the Measurement Date at $39.90 and held through the date of such IRR Event to equal 30%.

     (e) The IRR on the Class A Share shall be calculated assuming such Class A Share was purchased by a single holder on the Measurement Date at a price of $39.90 and held by such Person until the time of an IRR Event and the "IRR" on such Class A Share shall mean the pre-tax, compounded annual internal rate of return realized thereon, calculated on a pro forma basis, using the following assumptions: (i) any Non-Cash Proceeds received with respect to such Share in connection with an IRR Event will be deemed for purposes of this definition to have a value equal to the Fair Value of such Non-Cash Proceeds, (ii) any cash proceeds or dividends received with respect to such Class A Share prior to the consummation of the IRR Event but after the Measurement Date will be included in the calculation of the IRR as of the date of receipt, (iii) upon the consummation of an Initial Public Offering, the holder of such Share will be deemed to have sold all Common Equivalents issued in respect of such Class A Share in such offering at a price per Common Equivalent equal to (A) 85% of the issue price in the Initial Public Offering if such Initial Public Offering was not initiated by the Institutional Investors pursuant to Section 2 of the Registration Rights Agreement and the Institutional Investors shall not have sold more than 50% of the Common Equivalents then held by them in such Initial Public Offering pursuant to Section 3 of the Registration Rights Agreement, or
(B) 100% of the issue price if such initial Public Offering was initiated by the Institutional Investors pursuant to Section 2 of the Registration Rights Agreement or the Institutional Investors shall have sold more than 50% of the Common Equivalents then held by them in such Initial Public Offering pursuant to
Section 3 of the Registration Rights Agreement and (iv) the holder of such Class A Share will be deemed to have received cash in an amount equal to the Fair Market Value of Marketable Securities received with respect to such Class A Share (which cash proceeds will be deemed to have been received on the date on which the securities constituting Marketable Securities are actually received by the holders of such Class A Share, or, if later, on the date such securities first meet all of the requirements of Marketable Securities contained in the definition thereof).

     (f) For the avoidance of doubt, the Corporation acknowledges that if, upon the consummation of an IRR Event, the IRR realized on a Class A Share is less than 25% after giving effect to the provisions of this Section 2, the obligations of the Restricted Manager

Stockholder with respect thereto shall be limited solely to the sale of the Manager Restricted Shares described in subparagraph (c) above.

     (g) All the Manager Restricted Shares to be purchased pursuant to subparagraphs (b), (c) or (d) above will be purchased by the Corporation for $.01 per share immediately prior to the occurrence of an IRR Event. The Manager Restricted Shares to be purchased by the Corporation shall be purchased from the Manager Stockholders pro rata based upon the number of Manager Restricted Shares owned. Each Manager Stockholder shall cause the transfer of the shares representing the Manager Restricted Shares to the Corporation to be consummated automatically without any action by the Corporation and the Corporation will pay the purchase price therefor within 30 days after written demand therefor.

     (h) Any and all dividends declared and paid, if any, with respect to the Manager Restricted Shares shall be held by an escrow agent to be appointed pursuant to the terms of an escrow agreement in a form to be agreed in good faith by the parties hereto.

     (i) Notwithstanding anything else set forth in this Section 2, if an IRR Event occurs on or prior to October 14, 2000, the Corporation shall not purchase more than 50% of the aggregate number of DGHA Restricted Shares and Manager Restricted Shares pursuant to Sections 2(b), (c) and (d) of this Agreement, any other Manager Repurchase Agreement or the DGHA Repurchase Agreement.

     3.       Repurchase of Manager Restricted Shares From Terminating
              --------------------------------------------------------
Stockholders. (a) In the event of a Termination Event described in Section
------------
14(d)(i)(1),(2), (3) or (4) of the Stockholders Agreement with respect to the Restricted Manager Stockholder prior to the date of the occurrence of an IRR Event, unless such Termination Event occurs on or after the third anniversary of the later of (i) the Measurement Date and (ii) the date of the Restricted Manager Stockholder's initial employment with the Corporation or any Subsidiary thereof, the Corporation shall purchase from the Restricted Manager Stockholder hereunder all of the Manager Restricted Shares held by the Restricted Manager Stockholder.

     (b) In the event of a Termination Event described in Section 14(d)(i)(5) with respect to the Restricted Manager Stockholder prior to the date of the occurrence of an IRR Event, the Corporation shall purchase from the Restricted Manager Stockholder hereunder all of the Manager Restricted Shares held by the Restricted Manager Stockholder.

     (c) Any Manager Restricted Shares repurchased by the Corporation pursuant to Section 3(a) or (b) shall be repurchased at a price of $0.01 per share and may be reissued by the Corporation to other Manager Stockholders as directed by the Chairman of the Board in accordance with the Stockholders Agreement.

     4.       Withholding Tax Obligations.
              ----------------------------

          Each Restricted Manager Stockholder shall pay to the Corporation, at the time and in the amount required by law, funds sufficient to satisfy any and all applicable tax withholding obligations incurred by the Corporation (or any affiliate) in respect of the Manager Restricted Shares.

     5.            Duration of Agreement and Legend. (a) The rights and
                   --------------------------------
obligations of each of the parties hereto under this Agreement shall terminate after the occurrence of an IRR Event and, if applicable, the repurchase of Manager Restricted Shares as contemplated herein.

     (b) The form of stock certificate issued by the Corporation with respect to the Manager Restricted Shares shall be stamped or otherwise imprinted with a legend which shall state, inter alia, that the Manager Restricted Shares are subject to the restrictions contained in this Agreement.

     6.            Severability. Whenever possible, each provision of this
                   ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

     7.            Entire Agreement. This document embodies the complete
                   ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8.            Successors and Assigns. Except as otherwise provided herein,
                   ----------------------
this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns, and the Restricted Manager Stockholder and any subsequent holders of Manager Restricted Shares and the respective successors and permitted assigns of each of them (including a Permitted Transferee pursuant to the Stockholders Agreement and any executor, administrator, legatee or distributee of the estate of the deceased Restricted Manager Stockholder), so long as they hold Manager Restricted Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Corporation or any of its subsidiaries. This Agreement is not intended to create any third party beneficiaries.

     9.            Counterparts. This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     10.           Remedies. It is acknowledged that it will be impossible to
                   --------
measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     11.           Notices.  All notices, demands or other communications to be
                   -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one business day after being sent by reputable overnight courier (charges prepaid) (regardless of whether the recipient refuses to accept delivery), (c) five business days after being sent to the recipient by certified or registered mail, return receipt requested and postage prepaid (regardless of whether the recipient refuses to accept delivery) or (d) when sent to the recipient by facsimile (followed promptly by personal, courier or certified or registered mail delivery).

                      If to the Corporation, to:

                               USS Holdings, Inc.
                               c/o D. George Harris & Associates, Inc.
                               399 Park Avenue 32nd Floor
                               New York, New York 10022
                               Telephone:  (212)207-6400
                               Telecopier: (212) 207-6470
                               Attention:  Donald G. Kilpatrick

                      With a copy to:

                               Winthrop, Stimson, Putnam & Roberts
                               One Battery Park Plaza
                               New York, New York 10004
                               Telephone:  (212) 858-1000
                               Telecopier: (212) 858-1500
                               Attention:  Kenneth E. Adelsberg, Esq.



                      If to the Restricted Manager Stockholder, to:

                               Roy D. Reeves
                               304 Lake Circle Dive
                               Greenville, South Carolina  29609


     12.           Governing Law. All questions concerning the construction,
                   -------------
interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     13.           Further Assurances. Each party hereto shall do and perform or
                   ------------------
cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     14.           Amendment. The provisions of this Agreement may only be
                   ---------
amended or waived with the prior written consent of the Corporation, a Majority of the Institutional Stockholders and the Restricted Manager Stockholder.

     15.           Jurisdiction; Venue; Process. The parties to this Agreement
                   ----------------------------
agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of New York. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

     16.           Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN
                   ---------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

                                 USS HOLDINGS, INC.

                                 By:
                                    -------------------------------------
                                    Name:  Donald G. Kilpatrick
                                    Title:  Vice President

                                 -------------------------------------
                                            Roy D. Reeves

                                   EXHIBIT C
                                   ---------

                            SECURED PROMISSORY NOTE

$49,875.00                                                       ________, 2000

     FOR VALUE RECEIVED, Roy D. Reeves ("Maker") hereby promises to pay to USS HOLDINGS, INC., a Delaware corporation, or a party designated in writing and delivered to Maker by USS Holdings, Inc., ("Payee"), on April 1, 2005, to the extent not sooner paid in accordance with the provisions hereof, the principal sum of Forty-Nine Thousand Eight Hundred Seventy-Five Dollars ($49,875.00) in legal tender of the United States of America, together with interest thereon as herein provided, at the office of Payee at 399 Park Avenue, 32nd Floor, New York, New York 10022, or any other place that may be specified in writing by the holder of this Note.

        1. The unpaid principal of this Note shall bear interest at the rate of nine percent (9%) per annum and shall be calculated based upon a year of 365 days (or 366 in the case of any leap year) and the actual number of days elapsed. Accrued interest on the unpaid principal amount of this Note shall be payable, in arrears, on each Interest Payment Date (as defined below).

        2. The unpaid principal of this Note shall be payable on each Principal Payment Date (as defined below) in an amount equal to fifty percent (50%) of Maker's Bonus (as defined below) received on such Principal Payment Date.

        3. If Maker fails to make any payment of principal or interest when due (whether at maturity, upon acceleration or otherwise), unless otherwise required by law, interest shall accrue on all unpaid principal and such overdue amount at the rate of eleven percent (11%) per annum from five (5) days after the due date until payments are current.

        4.  Maker shall have the right to prepay the unpaid principal of this
Note in whole or in part, together with interest accrued on the amount repaid, at any time without premium or penalty.

        5. Upon the occurrence of any Event of Default (as hereinafter defined) hereunder, and following the failure of Maker to cure such Event of Default within ten (10) days of receiving written notice of such Event of Default from Payee, Payee may, at its option, declare the entire unpaid principal balance of this Note, together with interest accrued thereon, to be immediately due and payable, without presentation, demand or notice of any kind, all of which Maker and all other parties who may at any time be liable on this Note in any capacity hereby expressly waive. The following are Events of Default:

        (a) Default shall occur in the payment of the principal of, or interest on, this Note when due (whether at maturity, upon acceleration or otherwise), and, following notice of such delinquency to Maker, such default shall continue unremedied for sixty (60) days; or

        (b) Maker shall (i) solely in any bankruptcy proceeding, apply for or consent to the appointment of a receiver, trustee or liquidator for any substantial part of his property, (ii) admit in writing his inability to pay his debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be the subject of any involuntary petition seeking relief under the Bankruptcy Code, which petition is not dismissed within thirty (30) days, or Maker does not within the first five (5) days of such period interpose valid and good-faith defenses to the grant of relief under such petition, or with respect to which petition an order for relief is entered, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or seeking to take advantage of any bankruptcy, reorganization or insolvency statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

        (c) A Termination Event specified in Section 14 (d)(i)(5) of the Stockholders Agreement (as defined below) shall have occurred with respect to Maker; or

        (d) Other than a transfer to a Permitted Transferee (as defined in the Stockholders Agreement) made with the prior approval of Payee's Board of Directors, Maker shall have sold or otherwise transferred any of his shareholdings in Payee or its successor in interest which constitute Pledged Collateral (as hereinafter defined) hereunder.

The foregoing remedy of acceleration shall not be exclusive of any other right, power or remedy available to Payee by law.

        6. No delay or omission on the part of Payee in exercising any right, power or remedy hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any single or partial exercise of any such right, power or remedy by Payee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy on any future occasion. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        7. As security for the due and punctual payment of Maker's obligations under this Note, Maker hereby delivers, pledges and hypothecates to Payee, and grants to Payee a security interest in, all (A) shares of Series D Redeemable Preferred Stock, par value $.01 per share, of Payee (B) warrants to purchase shares of Class B Common Stock, par value $.01 per share, of Payee (C) warrants to purchase shares of Class C Common Stock, par value $.01 per share, of Payee and (D) shares of its Class A Common Stock, par value $.01 per share, in the case of each of (A), (B), (C) and (D) above, owned by Maker, whether now or hereafter acquired, and together with any dividends, distributions (whether in the form of cash, securities or other assets) or other proceeds in respect thereof (including shares of any class of common stock of Payee issued to Maker upon the exercise or conversion thereof), all certificates representing such shares and all stock powers attached thereto executed in blank and all warrant agreements representing such warrants (collectively, the "Pledged Collateral"). Maker hereby agrees that physical possession of the Pledged Collateral shall at all times remain in the Payee until the unpaid principal and interest accrued thereon of this Note have been fully and finally paid to the Payee.

        8. (a) As long as an Event of Default has not occurred under this Note, Maker shall be entitled to exercise any and all voting and/or consensual rights relating to or pertaining to the Pledged Collateral.

            (b) If any Event of Default under this Note shall occur and be continuing, the rights of Maker to exercise voting and /or consensual rights with respect to the Pledged Collateral shall cease, and all such rights shall become vested in Payee.

        9. If an Event of Default under this Note shall occur and be continuing, then Payee shall be entitled to exercise the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

        10. Any notice under or in connection with this Note shall be in writing and addressed to Maker at 304 Circle Drive, Greenville, South Carolina 29602, and to Payee at USS Holdings, Inc., c/o D. George Harris & Associates, Inc., 399 Park Avenue, 32nd Floor, New York, New York 10022 or at such other address specified by notice given in accordance herewith.

        11. Upon the payment of this Note, Payee shall reassign and redeliver to Maker or his designee, by appropriate instruments of reassignment and release reasonably satisfactory to such Maker, such of the Pledged Collateral as has not been sold or otherwise applied by Payee pursuant to this Note.

        12. Maker agrees to pay all costs and expenses of enforcement of this Note, including, but not limited to, attorneys' fees and court costs.

        13. For purposes of this Note, the following terms shall have the following meanings:

            "Bonus" means the amount of (a) any bonus from the Payee or any of its subsidiaries paid pursuant to a bonus plan approved by the Payee's Board of Directors minus (b) any and all taxes estimated to be payable (assuming in each case the highest applicable marginal tax rate) with respect to any such bonus described in the foregoing clause (a).

            "Interest Payment Date" means the last business day of each March, June, September and December.

            "Principal Payment Date" means any day on which the Maker shall receive any Bonus from the Payee or any subsidiary thereof on or after (or with respect to the year ending) December 31, 1999.

            "Stockholders Agreement" means the Stockholders Agreement dated as of February 9, 1996 between Payee and the stockholders thereof, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

        14. This Note, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, estates and heirs, except that Maker shall not be permitted to assign this Note or any interest herein or in the Pledged Collateral (except, with respect to the Pledged Collateral, to a Permitted Transferee made with the prior approval of Payee's Board of Directors, in which case the terms, covenants and conditions hereof, including without limitation the pledge of the Pledged Collateral, shall be, and shall be deemed to be, binding upon the Permitted Transferee in respect of such transfer), or otherwise pledge or encumber the Pledged Collateral, or any part thereof.

        15. Neither this Note nor any provisions hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Pledged Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing duly signed by or on behalf of Payee.

        16. This Note shall be construed and enforced in accordance with the laws of the State of New York without regard to principles of choice or conflict of law.

          IN WITNESS WHEREOF, this Note has been executed and delivered by Maker as of the date first set forth above.


                                                --------------------------------
                                                Roy D. Reeves

                                   EXHIBIT D
                                   ---------

                         Agreement of Commitment to the
                         ------------------------------
            Stockholders Agreement and Registration Rights Agreement
            --------------------------------------------------------




                                ________, 2000



          The undersigned agrees to be subject to the terms of the Stockholders Agreement dated as of February 9, 1996 as amended by Amendment No. 2 dated as of October 6, 1998 and the Registration Rights Agreement dated as of February 9, 1996, as amended by Amendment No. 1 dated as of October 6, 1998, in each case among USS Holdings, Inc. and the stockholders of USS Holdings, Inc., in each case as amended from time to time in accordance with the terms thereof.


                                ROY D. REEVES



                                By:  ___________________________________